    As filed with the Securities and Exchange Commission on February 4, 1997

                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       __________________________________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       __________________________________

                           THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                                     74-1790172
(State or other jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                                    Identification No.)

                              5803 GLENMONT DRIVE
                             HOUSTON, TEXAS  77081
                    (Address of Principal Executive Offices)

                           THE MEN'S WEARHOUSE, INC.
                             1996 STOCK OPTION PLAN

                                 DAVID H. EDWAB
                           40650 ENCYCLOPEDIA CIRCLE
                           FREMONT, CALIFORNIA  94538
                    (Name and address of agent for service)

                                 (510) 657-9821
         (Telephone number, including area code, of agent for service)

                       __________________________________

                                 With Copy to:

                          FULBRIGHT & JAWORSKI L.L.P.
                         801 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C.  20004
                                 (202) 662-4660
                         ATTENTION:  MICHAEL W. CONLON

                       __________________________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                   Proposed          Proposed maximum
  Title of securities       Amount to          maximum offering     aggregate offering         Amount of
   to be registered        be registered       price per unit(2)         price(2)           registration fee
---------------------------------------------------------------------------------------------------------------
     Common Stock
    $.01 par value       750,000 shares(1)          $26.44              $19,830,000              $6,010
===============================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 1996 Stock Option Plan.
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of one high and low sales price of a share of Common Stock on the Nasdaq National Market on January 28, 1997.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents are hereby incorporated by reference in this Registration Statement:

                 1. The Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 1996; and

                 2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 4, 1996, August 3, 1996 and November 2, 1996;

                 3. The description of the Registrant's Common Stock, $.01 par value, set forth under the caption "Description of Capital Stock" in the Registrant's Registrant Statement on Form 8-A pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed by the Registrant with the Securities Exchange Commission on April 3, 1992, and declared effective on April 13, 1992.

                 All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.          DESCRIPTION OF SECURITIES

                 Not Applicable

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Michael W. Conlon, a partner in the firm of Fulbright & Jaworski L.L.P., is the Secretary of the Company.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The Registrant's Bylaws provide for indemnification of its present and former directors and officers to the fullest extent provided by Article 2.02-1.

                 The Registrant's Bylaws further provide for indemnification of officers and directors against reasonable expenses incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

                 The Registrant's Articles of Incorporation were amended on September 6, 1991, to eliminate or limit liabilities of directors for breaches of their duty of care. The amendment does not limit or eliminate the right of the Registrant or any shareholder to pursue equitable remedies such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care, nor does it affect director liability to parties other than the Registrant or its shareholders. In addition, directors will continue to be liable for (i) breach of their duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) declaring an illegal dividend or stock repurchase, (iv) any transaction in which the directors received an improper personal benefit, or
(v) acts or omissions for which the liability of directors is expressly provided by statute. In addition, the amendment applies only to claims under Texas law against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity and does not limit a director's liability under any other law, such as federal securities law.

                 Texas corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Registrant currently has in effect a director's and officer's liability insurance policy, which provides coverage in the maximum amount of $10,000,000 ($2,000,000 for matters arising in connection with the Registrant's initial public offering), subject to a $250,000 deductible.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

ITEM 8.          EXHIBITS
-------          --------
                 4.1     -  Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the
                            Registrant's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994).

                 4.2     -  By-laws (incorporated by reference from Exhibit 3.2 to the Registrant's Annual Report on
                            Form 10-K for the fiscal year ended January 29, 1994).

                 4.3     -  Form of Common Stock certificate (incorporated by reference from Exhibit 4.3 to the
                            Registrant's Registration Statement on Form S-1 (Registration No. 33-45949)).

                 4.4     -  Employment Agreement dated as of January 31, 1991, by and between the Company and David H.
                            Edwab, including the First Amendment thereto dated as of September 30, 1991 (incorporated by reference from Exhibit 4.4 to the Registrant's Registration Statement on Form S-1
                            (Registration No. 33-45949)).

                 4.5     -  Second Amendment effective as of January 1, 1993, to Employment Agreement dated as of
                            January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration
                            No. 33-60516)).

                 4.6     -  Second [sic] Amendment dated as of April 12, 1994, to Employment Agreement dated as of
                            January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
                            January 28, 1995).

                 4.7     -  Option Issuance Agreement dated as of September 30, 1991, by and between the Company and
                            David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration
                            Statement on Form S-1 (Registration No. 33-45949)).

                 4.8     -  First Amendment to Option Issuance Agreement dated April 22, 1992, but effective as of
                            September 30, 1991 (incorporated by reference from Exhibit 4.7 to the Registrant's
                            Registration Statement on Form S-8 (Registration No. 33-48109)).

                 4.9     -  Second Amendment to Option Issuance Agreement dated effective as of January 1, 1993
                            (incorporated by reference from Exhibit 4.8 to the Registrant's Registration Statement on
                            Form S-1 (Registration No. 33-60516)).

                 4.10    -  First [sic] Amendment to Option Issuance Agreement dated as of April 12, 1994 (incorporated by reference from Exhibit 4.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).

                 4.11    -  1996 Stock Option Plan (incorporated by reference from Exhibit 10.2 to the Registrant's
                            Quarterly Report on Form 10-Q for the quarter ended August 3, 1996).

                 5.1     -  Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

                 23.1    -  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

                 23.2    -  Consent of Deloitte & Touche LLP.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         The undersigned registrant hereby undertakes (i) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and (iii) to file a post-effective amendment to the Registration Statement to include any financial statements required by Article 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 31st day of January, 1997.


                                        THE MEN'S WEARHOUSE, INC.



                                        By: /s/ George Zimmer
                                            -----------------------------------
                                                     George Zimmer
                                               Chairman, President and Chief
                                                    Executive Officer


                               POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Zimmer, David H. Edwab and Gary G. Ckodre, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ George Zimmer                                  Chairman of the Board,             January 31, 1997
-------------------------------------------         President and Chief
George Zimmer                                       Executive Officer
                                                   (Principal Executive Officer)

/s/ David H. Edwab                         Chief Operating and                        January 31, 1997
----------------------------------         Financial Officer,
David H. Edwab                             Treasurer and Director
                                           (Principal Financial
                                           Officer)

/s/ Gary G. Ckodre                         Vice President and                         January 31, 1997
----------------------------------         Chief Accounting Officer
Gary G. Ckodre

/s/ Richard E. Goldman                     Executive Vice                             January 31, 1997
----------------------------------         President and Director
Richard E. Goldman

/s/ Robert E. Zimmer                       Senior Vice President--                    January 31, 1997
----------------------------------         Real Estate and Director
Robert E. Zimmer

/s/ James E. Zimmer                        Senior Vice President--                    January 31, 1997
----------------------------------         Merchandising and Director
James E. Zimmer

/s/ Harry M. Levy                          Senior Vice President--                    January 31, 1997
----------------------------------          Planning and Systems,
Harry M. Levy                               Chief Information Officer
                                            and Director

/s/ Michael L. Ray                         Director                                   January 28, 1997
----------------------------------
Michael L. Ray

/s/ Sheldon I. Stein                       Director                                   January 31, 1997
----------------------------------
Sheldon I. Stein

                               INDEX TO EXHIBITS

         Exhibit
          Number                                        Description of Exhibits
          ------                                        -----------------------
           4.1       Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the
                     Registrant's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994).

           4.2       By-laws (incorporated by reference from Exhibit 3.2 to the Registrant's Annual Report on
                     Form 10-K for the fiscal year ended January 29, 1994).

           4.3       Form of Common Stock certificate (incorporated by reference from Exhibit 4.3 to the
                     Registrant's Registration Statement on Form S-1 (Registration No. 33-45949)).

           4.4       Employment Agreement dated as of January 31, 1991, by and between the Company and David H.
                     Edwab, including the First Amendment thereto dated as of September 30, 1991 (incorporated by reference from Exhibit 4.4 to the Registrant's Registration Statement on Form S-1
                     (Registration No. 33-45949)).

           4.5       Second Amendment effective as of January 1, 1993, to Employment Agreement dated as of
                     January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration
                     No. 33-60516)).

           4.6       Second [sic] Amendment dated as of April 12, 1994, to Employment Agreement dated as of
                     January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
                     January 28, 1995).

           4.7       Option Issuance Agreement dated as of September 30, 1991, by and between the Company and
                     David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration
                     Statement on Form S-1 (Registration No. 33-45949)).

           4.8       First Amendment to Option Issuance Agreement dated April 22, 1992, but effective as of
                     September 30, 1991 (incorporated by reference from Exhibit 4.7 to the Registrant's
                     Registration Statement on Form S-8 (Registration No. 33-48109)).

           4.9       Second Amendment to Option Issuance Agreement dated effective as of January 1, 1993
                     (incorporated by reference from Exhibit 4.8 to the Registrant's Registration Statement on
                     Form S-1 (Registration No. 33-60516)).

           4.10      First [sic] Amendment to Option Issuance Agreement dated as of April 12, 1994 (incorporated by reference from Exhibit 4.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).

         Exhibit
          Number                                        Description of Exhibits
          ------                                        -----------------------
           4.11      1996 Stock Option Plan (incorporated by reference from Exhibit 10.2 to the Registrant's
                     Quarterly Report on Form 10-Q for the quarter ended August 3, 1996).

           5.1       Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

           23.1      Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

           23.2      Consent of Deloitte & Touche LLP.